UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2026

Central Index Key Number of the issuing entity: 0001664682

Morgan Stanley Capital I Trust 2016-UBS9

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541886

UBS Real Estate Securities Inc.

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

(Exact Names of the Sponsors as Specified in their Charters)

New York	333-206582-01	38-3991339 38-3991340 38-7145096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 6 – Asset Backed Securities

Item 6.02. Change of Servicer or Trustee.

Description of C-IV Asset Management LLC

Effective as of September 1, 2026, C-IV Asset Management LLC (“C-IV AM”), a Delaware limited liability company, will act as special servicer for the Princeton Pike Corporate Center mortgage loan and each related pari passu and/or subordinate promissory note (collectively, the “Applicable Non-Serviced Loan Combination”), which is serviced under the pooling and servicing agreement for the MSBAM 2016-C28 securitization (the “Applicable PSA”). As special servicer for the Applicable Non-Serviced Loan Combination, C-IV AM will be responsible for the servicing and administration of such Applicable Non-Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to such Applicable Non-Serviced Loan Combination when it is not specially serviced. Servicing of the Applicable Non-Serviced Loan Combination will continue to be governed by the Applicable PSA.

On September 1, 2026, Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone”), sold and conveyed substantially all of the assets of the special servicing division of Greystone to C-IV AM (the “Sale Transaction”), and C-IV AM assumed all of the duties, responsibilities and liabilities of the special servicer under the related servicing agreement arising following the closing of the Sale Transaction. C-IV AM is a wholly-owned subsidiary of C-IV Capital Partners LLC, a Delaware limited liability company. Substantially all of the key employees that were performing duties on behalf of Greystone special servicing and handling special servicing matters immediately prior to the closing of the Sale Transaction, are now employed by C-IV AM or its affiliate, and each of them continues to perform the same duties in substantially the same capacity on behalf of C-IV AM subsequent to the closing of the Sale Transaction. The principal special servicing offices of C-IV AM are located at 5221 N. O’Connor Boulevard, Suite 800, Irving, Texas 75039.

C-IV AM has a special servicer rating of “MOR CS2” from Morningstar DBRS and a special servicer rating of “CSS2” from Fitch. C-IV AM is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “Average; Ranking Watch Positive” by S&P.

As of June 30, 2026, Greystone was the named special servicer for approximately 60 transactions (excluding 2 CLO transactions that will not be transferred) representing approximately 1,928 first-lien mortgage loans, with an aggregate stated principal balance of approximately $20.7 billion. Of those 60 transactions, 33 are CMBS transactions representing approximately 774 first-lien mortgage loans, with an aggregate stated principal balance of approximately $14.2 billion. The remaining 27 transactions are made up of 22 Freddie Mac securitizations, two single-asset single-borrower securitizations, one non-securitized deal, one National Finance Authority (NFA) deal and one Washington State House Financing deal. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties located in the United States. As of June 30, 2026, approximately 108 assets with a stated principal balance of approximately $2.1 billion were in active special servicing. Since its inception (including predecessors) in 2002 through June 30, 2026, C-IV AM has resolved or participated in the resolution of 6,017 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $60.7 billion. All of Greystone’s named portfolio will be transferred and assigned to C-IV AM as of September 1, 2026, other than the two aforementioned CLOs.

C-IV AM has detailed policies and operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-IV AM’s servicing agreements. The policies and procedures will be reviewed and updated, as needed, annually. C-IV AM also has a formal business continuity plan, which will be reviewed annually. Since adoption, there has not been any material change to C-IV AM’s policies and procedures relating to the servicing function C-IV AM will perform under the related servicing agreement for assets of the same types as are included in this transaction other than conforming changes related to the transfer of assets, including such policies and procedures, from Greystone to C-IV AM. C-IV AM has developed strategies and procedures as “special servicer” for working with borrowers on problem loans (caused by delinquencies, bankruptcies or breaches of the underlying loan documents) to maximize the value from the assets for the benefit of the certificateholders. C-IV AM’s strategies and procedures vary on a case-by-case basis and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable laws, rules and regulations.

C-IV AM will not have primary responsibility for custody services of original documents evidencing the serviced mortgage loans or any serviced companion loans. C-IV AM may from time to time have custody of certain such documents as necessary for enforcement actions involving particular serviced mortgage loans or any serviced companion loans or otherwise. To the extent that C-IV AM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the related servicing agreement and the servicing standard under the related servicing agreement.

There are, to the current actual knowledge of C-IV AM, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the related servicing agreement, and C-IV AM’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by C-IV AM in connection with special servicing of commercial mortgage-backed securitization pools generally.

C-IV AM has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving any commercial or multifamily mortgage loan for which C-IV AM was acting as special servicer as a result of any action or inaction of C-IV AM as special servicer, including as a result of C-IV AM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. C-IV does not believe that its financial condition will have any adverse effect on the performance of its duties under the related servicing agreement, and, therefore, C-IV AM believes its financial condition will not have a material impact on pool performance or performance of the certificates.

The following table sets forth information about the portfolio of specially serviced commercial and multifamily mortgage loans C-IV AM acquired as of the date indicated:

CMBS Pools	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025	As of 6/30/2026
By Approximate Number	68	77	72	60
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in millions)(1)	$27,554.0	$30,048.7	$26,890.8	$20,697.8
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in millions)(2)	$969.2	$1,728.9	$2,047.4	$2,106.5

(1)	Includes all loans in C-IV AM’s predecessor portfolio for which such party is the named special servicer, regardless of whether such loans are, as of the specified date, specially serviced loans.
(2)	Includes only those loans in the portfolio that, as of the specified date, are specially serviced loans.

C-IV AM may enter into one or more arrangements with a controlling class certificateholder, a directing certificateholder and/or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, C-IV AM’s retention as special servicer under the related servicing agreement.

C-IV AM does not have any material advancing rights or obligations with respect to the CMBS pools for which it acts as special servicer. In certain instances, C-IV AM may have the right to make property-related servicing advances in emergency situations with respect to certain CMBS pools for which it acts as special servicer.

C-IV AM occasionally will engage consultants to perform property inspections on properties and their local markets. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, C-IV AM may become a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-IV AM does not believe that any such existing lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the related servicing agreement. There currently is no legal proceeding pending against C-IV AM, or to which any property of C-IV AM is subject, that is material to the certificateholders, and C-IV AM has no actual knowledge of any proceeding contemplated by any governmental authorities.

C-IV AM is not an affiliate of any other party to the related servicing agreement, any originator or any loan seller.

The information set forth above in this section “Description of C-IV Asset Management LLC” has been provided by C-IV AM. Neither the depositor nor any other person other than C-IV AM makes any representation or warranty as to the accuracy or completeness of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

	By:	/s/ Jane Lam
		Name:	Jane Lam
		Title:	President
Dated: September 1, 2026